Exhibit 5.1

June 21, 2021

Torchlight Energy Resources, Inc.

5700 W. Plano Parkway, Suite 3600

Plano, Texas 75093

Re:	Torchlight Energy Resources, Inc.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Torchlight Energy Resources, Inc., a Nevada corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-3, as filed with the United States Securities and Exchange Commission (the “Commission”) on May 27, 2021, and as further amended or supplemented from time to time to the date hereof (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), as amended for the inclusion of the Prospectus Supplement dated June 16, 2021 for the offer and sale of up to $100,000,000 of shares of the Company’s common stock, $0.001 par value per share (“Common Stock”), and the Prospectus Supplement dated June 21, 2021 (the “Prospectus Supplement”), for the offer and sale of an additional $150,000,000 of shares of Common Stock (the “Securities”) for an aggregate offering amount of $250,000,000 of shares of Common Stock.

We have examined, and relied upon the accuracy of factual matters contained in, as applicable, executed original or counterparts of the following documents: (a) the Articles of Incorporation of the Company (formerly Pole Perfect Studies, Inc.) filed with the Nevada Secretary of State on October 30, 2007, as amended (the “Articles”); (b) the Company’s Amended and Restated Bylaws dated October 26, 2016; (c) the resolutions adopted by the Company’s board of directors authorizing, amongst other items, the filing of the Registration Statement and the Prospectus Supplement and the issuance and sale of the Securities pursuant thereto (the “Directors’ Resolutions”); and (d) the Registration Statement and the Prospectus Supplement. We have also examined such corporate records and other agreements, documents and instruments, and such certificates or comparable documents of public officials and officers and representatives of the Company and have made such inquiries of such officers and representatives and have considered such matters of law as we have deemed appropriate as the basis for the opinion hereinafter set forth.

Torchlight Energy Resources, Inc.

June 21, 2021

In delivering this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified, photostatic or conformed copies, the authenticity of originals of all such latter documents, and the accuracy and completeness of all records, information and statements submitted to us by officers and representatives of the Company. In making our examination of documents executed by parties other than the Company, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization of all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof with respect to such parties.

The opinion expressed below is based on the assumption that the Registration Statement, and any amendments or supplements thereto (including any post-effective amendments) have been filed by the Company with the Commission and will be effective at the time that any of the Securities are issued, and that persons acquiring the Securities will receive a prospectus containing all of the information required by Part I of the Registration Statement before acquiring such Securities. We further assume that the Securities will continue to be duly and validly authorized on the dates that the Securities are issued, and, upon the issuance of any of the Securities, the total number of shares of Common Stock of the Company issued and outstanding after giving effect to such issuance of such Securities will not exceed either the total number of shares of Common Stock that the Company is then authorized to issue under its Articles, as amended as of the date of such issuance.

On the basis of the foregoing, and subject to the qualifications, assumptions, and limitations set forth herein, we are of the opinion that the Securities have been duly authorized and, when, as and if, issued and paid for as described in the Registration Statement and the Prospectus Supplement, in accordance with the Directors’ Resolutions, such Securities will be validly issued, fully paid and nonassessable.

This opinion is limited to the present laws of the State of Nevada. We express no opinion as to the laws of any other jurisdiction, of the United States of America, or to any state “Blue Sky” laws and regulations, and no opinion regarding the statutes, administrative decisions, rules and regulations or requirements of any county, municipality or subdivision or other local authority of any jurisdiction.

We do not undertake to advise you or anyone else of any changes in the opinions expressed herein resulting from changes in law, changes in fact or any other matters that hereafter might occur or be brought to our attention.

Torchlight Energy Resources, Inc.

June 21, 2021

We hereby consent to the sole use of this opinion as an exhibit to the Company’s Current Report on Form 8-K dated June 21, 2021 and the Registration Statement and to the reference to us under the heading “Legal Matters” in the prospectus forming part of the Registration Statement and the Prospectus Supplement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

Ballard Spahr LLP